Exhibit 10.4(iii)

Text of Amendment to 2005 Stock Incentive Plan.

On January 20, 2006, the Company’s board of directors approved the following amendment to the Company’s 2005 Stock Incentive Plan:

Section 7(d) of the Company’s 2005 Stock Incentive Plan be, and hereby is amended by (i) deleting the last sentence of such Section 7(d) in its entirety, and (ii) adding the following sentence immediately prior to the sentence which begins with "Any determination by the Administrator" and ends with "conclusive and binding on all interested parties":

"In addition, the Administrator shall have the authority to provide in any Contract for additional penalties, including, without limitation, forfeiture of any profits realized by an Award Holder from the grant, exercise or sale of an Award or the sale or other disposition of shares issued pursuant to an Award, as a result of any breach by an Award Holder of its obligations to the Company, including, without limitation, breaches of non-competition, non-solicitation or confidentiality obligations."